Item 77C - DWS RREEF Real Estate Fund, Inc. (the "Registrant")

Registrant incorporates by reference the Registration Statement on Form N-14, filed on June 1, 2006, (Accession No. 0000950123-06-007209).

Shareholder Meeting Results:
The Annual Meeting of Stockholders of DWS RREEF Real Estate
Fund, Inc. (the "fund") was held on June 28, 2006  at the offices of Deutsche Asset Management, Inc. (part of Deutsche Asset Management),
345 Park Avenue, New York, NY 10154. At the Meeting, the following matters were voted upon by the stockholders (the resulting votes are presented below).
Matter to be Voted on by all Stockholders:
I.	To elect three directors of the fund as Class III Directors to hold office for a term of three years, and until their respective successors have been duly elected and qualified:


Number of Votes:

For
Withheld
Rebecca W. Rimel
14,107,241
240,070
Philip Saunders, Jr.
14,401,716
242,595
William N. Searcy,
Jr.
14,106,036
241,275

Matter to be Voted on by Holders of Preferred Stock:
2.	To elect one director of the fund as Class III Director to hold office for a term of three years, and until his respective successors have been duly elected and qualified:


Number of Votes:

For
Withheld
Kenneth C.
Froewiss
4,726
14